Exhibit 99.1

CONTACT:	Jeff Schweitzer
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2458, schweitzerj@univest.net
FOR IMMEDIATE RELEASE
UNIVEST CORPORATION OF PENNSYLVANIA — UNIVEST NATIONAL
BANK AND TRUST CO. — REPORTS FOURTH QUARTER AND YEAR END EARNINGS
SOUDERTON, Pa., January 26, 2011 — Univest Corporation of Pennsylvania (NASDAQ: UVSP), a full service financial institution with 135 years of experience in delivering financial solutions including personal and business banking, online banking, residential mortgages, insurance products, investments and wealth advisory solutions, today announced financial results for the fourth quarter and year ended December 31, 2010. Univest reported net income of $4.9 million or $0.30 diluted earnings per share for the quarter ended December 31, 2010, compared to net income of $1.5 million or $0.09 diluted earnings per share for the quarter ended December 31, 2009.
For the year ended December 31, 2010, Univest reported net income of $15.8 million or $0.95 diluted earnings per share compared to net income of $10.8 million or $0.75 diluted earnings per share reported for the year ended December 31, 2009.
Deposits
Total non-time deposits increased $26.5 million during the quarter and have increased $154.8 million year over year. These increases were offset by a decline in time deposits of $17.8 million for the three months ended December 31, 2010 and $32.8 million for the twelve months ended December 31, 2010.
Loans
Gross loans and leases increased $3.8 million during the quarter and $45.2 million for the twelve months ended December 31, 2010. While overall loan demand remains light primarily due to less credit demand and utilization of lines by businesses responding to the current economic environment, Univest continues to secure new loan opportunities due to the previously mentioned disruption in local markets and increased visibility as a result of a brand campaign designed to fuel loan growth.

Net Interest Income and Margin
Net interest income increased $2.4 million or 14.5% to $19.2 million in the fourth quarter of 2010 and increased year over year by $5.9 million or 8.7% to $73.5 million. The net interest margin on a tax-equivalent basis for the fourth quarter of 2010 increased 49 basis points to 4.18% compared to 3.69% for the fourth quarter of 2009. For the year ended December 31, 2010, net interest margin on a tax-equivalent basis increased 32 basis points to 4.11% compared to 3.79% for the prior year.
The increases in net interest income and net interest margin for the quarter and year can be attributed to declines in the cost of interest-bearing liabilities, primarily time deposits and Federal Home Loan Bank (FHLB) borrowings, exceeding the declines in yields on total interest-earnings assets. The Corporation has continued to experience core deposit growth which has allowed the Corporation to continue to repay its maturing FHLB advances which were $92 million at December 31, 2009 and $5 million at December 31, 2010.
Non-Interest Income
Total non-interest income increased by $449 thousand or 5.09% to $9.3 million for the quarter compared to $8.8 million for the quarter ended December 31, 2009. This increase was primarily due to increased trust fee income of $169 thousand; investment advisory commission and fee income of $166 thousand; insurance commission and fee income of $226 thousand; and other income of $1.1 million, primarily due to increases in interchange fee income and favorable valuation adjustments on mortgage servicing rights. During the quarter, the Corporation reversed $412 thousand of negative valuation adjustments on mortgage servicing rights recorded during the third quarter as interest rates increased during the quarter which in turn slowed down pre-payment speeds on mortgages serviced by the Corporation. Additionally, the fourth quarter of 2009 was impacted by $761 thousand of other-than-temporary impairment charges on certain bank equity securities and other long-lived assets compared to $3 thousand in the fourth quarter of 2010. These favorable variances were partially offset by a reduction in the net gain on sales of securities of $1.0 million and a $447 thousand net gain on the interest rate swap recorded during the fourth quarter of 2009.
Non-interest income was negatively impacted during the fourth quarter as a result of the challenging economic climate and increased regulatory requirements. The negative affects from the implementation of Regulation E on August 15, 2010, which requires customers to opt-in for overdraft protection on debit card and point of sale transactions, were realized for the first time for an entire quarter, significantly contributing to the decline of $520 thousand on Univest’s service charges on deposit accounts compared to the fourth quarter of the prior year.

Total non-interest income for the year ended December 31, 2010 increased $4.5 million or 15.04% to $34.4 million compared to $29.9 million for the year ended December 31, 2009. This increase was due to increased trust fee income of $544 thousand; investment advisory commission and fee income of $1.2 million; insurance commissions and fee income of $613 thousand; net gain on mortgage banking activities of $582 thousand and other income of $2.2 million, primarily related to interchange fee income; a litigation settlement during the first quarter of 2010; mortgage servicing fee income; and gains on the sales of terminated leases. Additionally, the increase resulted from a decline by $2.1 million in other-than-temporary impairment charges.
These increases were offset by a decline in service charges on deposit accounts in part due to Regulation E of $343 thousand, a reduction in the net gain on sales of securities of $718 thousand and a loss of $1.1 million related to a fair value write-down on an interest rate swap for a commercial real estate loan due to the decline in interest rates during the year. The swap was terminated during August 2010 due to the forecasted low interest rate environment.
Non-Interest Expense
Non-interest expense for the fourth quarter of 2010 decreased $1.3 million or 7.32% to $16.2 million, primarily due to a decline of $776 thousand in salaries and benefits as a result of reduced pension plan expenses and a change in the valuation of the Corporation’s non-qualified pension plans of $433 thousand. This was partially offset by additional staffing to support additional personnel to grow the commercial lending and mortgage banking businesses.
Non-interest expense increased $2.0 million, or 3.10% for the year ended December 31, 2010. Salaries and benefits increased $612 thousand as a result of additional personnel to grow the commercial lending and mortgage banking businesses and higher restricted stock expense partially offset by reduced pension plan expenses. Equipment expense increased $373 thousand and marketing and advertising expenses increased $478 thousand during the year primarily to support a major brand campaign to position the Corporation to take advantage of the disruption in the local markets. Other expenses increased primarily due to increased legal fees resulting from non-performing loan activity and increased audit and interchange expenses.
Asset Quality and Provision for Loan and Lease Losses
Non-accrual loans and leases were $45.2 million at December 31, 2010 compared to $33.0 million at September 30, 2010 and $33.5 million at December 31, 2009. Nonperforming loans and leases as a percentage of total loans and leases equaled 3.16% at December 31, 2010 compared to 2.37% at September 30, 2010 and 2.65% at December 31, 2009. The increase in non-accrual loans was primarily due to the migration of four relationships to non-accrual status. These relationships were not concentrated in any one industry and consisted of hotel/office space; investment commercial real estate; a construction company; and a manufacturing company.

Net loan and lease charge-offs for the quarter were $4.3 million compared to $5.8 million for the previous three months. For the year ended December 31, 2010, net loan and lease charge-offs were $15.5 million or 1.07% of average loans and leases compared to $9.2 million or 0.63% for the year ended December 31, 2009.
The provision for loan and lease losses was $6.3 million for the fourth quarter of 2010 compared to $5.5 million for the third quarter of 2010 and $7.4 million for the corresponding quarter in the prior year. For the year ended December 31, 2010, the provision for loan and lease losses was $21.6 million compared to $20.9 million for the prior year. The increase in the provision is due to the migration of loans to higher-risk ratings as a result of deterioration of underlying collateral and economic factors.
As a result of the increased provision, the allowance for loan and lease losses as a percentage of total loans and leases increased to 2.10% at December 31, 2010 from 1.97% at September 30, 2010 and 1.74% at December 31, 2009. The allowance for loan and lease losses to nonperforming loans and leases equaled 66.48% at December 31, 2010 which decreased from 83.10% at September 30, 2010. The allowance for loan and lease losses to nonperforming loans and leases was 65.54% at December 31, 2009.
Capital
Univest continues to remain well-capitalized at December 31, 2010. Univest’s total risk-based capital at December 31, 2010 was 15.47%, well in excess of the regulatory minimum for well capitalized status of 10% for total risk-based capital.
Dividend
On January 3, 2011, Univest Corporation paid a quarterly cash dividend of $0.20 per share, which represented a 4.05% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.
About Univest Corporation
Headquartered in Souderton, Pa., Univest Corporation of Pennsylvania (www.univest.net) and its subsidiaries serve the financial needs of residents, businesses, and nonprofit organizations in Bucks, Chester, Montgomery and Lehigh counties. For more information on Univest Corporation of Pennsylvania and its subsidiaries, please visit www.univest.net.
# # #

This press release of Univest Corporation and the reports Univest Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation is engaged; (6) technological issues which may adversely affect Univest Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation files with the Securities and Exchange Commission. Univest Corporation undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
December 31, 2010
(Dollars in thousands)

Balance Sheet (Period End)	12/31/10	09/30/10	06/30/10	03/31/10	12/31/09
Assets	$2,133,893	$2,114,204	$2,088,572	$2,064,822	$2,085,421
Securities	467,024	420,998	434,677	436,368	420,045
Loans held for sale	4,178	3,801	2,485	1,165	1,693
Loans and leases, gross	1,471,186	1,467,382	1,449,147	1,427,805	1,425,980
Allowance for loan and lease losses	30,898	28,883	29,109	27,065	24,798
Loans and leases, net	1,440,288	1,438,499	1,420,038	1,400,740	1,401,182
Total deposits	1,686,270	1,677,641	1,609,772	1,572,681	1,564,257
Non-interest bearing deposits	271,125	272,805	255,880	246,909	242,691
NOW, Money Market and Savings	997,395	969,254	924,242	894,799	871,024
Time deposits	417,750	435,582	429,650	430,973	450,542
Borrowings	143,865	128,905	171,824	187,637	214,063
Shareholders’ equity	266,224	270,773	269,524	267,850	267,807

	For the three months ended,					For the twelve months ended,
Balance Sheet (Average)	12/31/10	09/30/10	06/30/10	03/31/10	12/31/09	12/31/10	12/31/09
Assets	$2,125,112	$2,117,708	$2,090,930	$2,038,739	$2,096,945	$2,093,422	$2,083,447
Securities	449,031	431,193	442,902	409,188	454,097	433,182	433,980
Loans and leases, gross	1,461,766	1,459,820	1,425,278	1,420,830	1,438,880	1,442,085	1,453,174
Deposits	1,689,701	1,642,613	1,606,621	1,537,676	1,553,308	1,619,634	1,554,230
Shareholders’ equity	271,945	271,045	269,902	269,030	267,644	270,490	230,395

Asset Quality Data (Period End)	12/31/10	09/30/10	06/30/10	03/31/10	12/31/09
Nonaccrual loans and leases	$45,232	$33,043	$29,541	$34,856	$33,498
Accruing loans and leases 90 days or more past due	696	899	1,276	303	726
Troubled debt restructured	550	813	1,499	1,691	3,611
Other real estate owned	2,438	1,557	1,827	2,453	3,428
Nonperforming assets	48,916	36,312	34,143	39,303	41,263
Allowance for loan and lease losses	30,898	28,883	29,109	27,065	24,798
Nonperforming loans and leases / Loans and leases	3.16%	2.37%	2.23%	2.58%	2.65%
Allowance for loan and lease losses / Loans and leases	2.10%	1.97%	2.01%	1.90%	1.74%
Allowance for loan and lease losses / Nonperforming loans	66.48%	83.10%	90.08%	73.45%	65.54%

	For the three months ended,					For the twelve months ended,
	12/31/10	09/30/10	06/30/10	03/31/10	12/31/09	12/31/10	12/31/09
Net loan and lease charge-offs	$4,261	$5,755	$2,821	$2,628	$4,595	$15,465	$9,206
Net loan and lease charge-offs (annualized)/Average loans and leases	1.16%	1.56%	0.79%	0.75%	1.27%	1.07%	0.63%

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
December 31, 2010
(Dollars in thousands, except per share data)

	For the three months ended,					For the twelve months ended,
For the period:	12/31/10	09/30/10	06/30/10	03/31/10	12/31/09	12/31/10	12/31/09
Interest income	$22,580	$23,060	$22,878	$22,485	$23,184	$91,003	$96,359
Interest expense	3,380	4,107	4,602	5,380	6,409	17,469	28,723

Net interest income	19,200	18,953	18,276	17,105	16,775	73,534	67,636
Provision for loan and lease losses	6,276	5,529	4,865	4,895	7,449	21,565	20,886

Net interest income after provision	12,924	13,424	13,411	12,210	9,326	51,969	46,750
Noninterest income:
Trust fee income	1,630	1,450	1,500	1,500	1,461	6,080	5,536
Service charges on deposit accounts	1,466	1,633	1,812	1,782	1,986	6,693	7,036
Investment advisory commission and fee income	1,191	1,227	1,152	1,056	1,025	4,626	3,427
Insurance commissions and fee income	1,740	1,815	1,896	2,243	1,514	7,694	7,081
Bank owned life insurance income	410	326	202	332	351	1,270	1,321
Other-than-temporary impairment	(3)	(12)	(42)	(5)	(761)	(62)	(2,208)
Net gain (loss) on sales of securities	6	339	38	49	1,023	432	1,150
Net gain on mortgage banking activities	779	1,246	475	460	847	2,960	2,378
Net (loss) gain on interest rate swap	—	(246)	(516)	(310)	447	(1,072)	641
Other income	2,049	1,106	1,542	1,100	926	5,797	3,555

Total noninterest income	9,268	8,884	8,059	8,207	8,819	34,418	29,917
Noninterest expense
Salaries and benefits	8,979	9,775	9,469	9,811	9,755	38,034	37,422
Premises and equipment	2,351	2,435	2,209	2,292	2,138	9,287	8,712
Deposit insurance premiums	712	698	663	597	599	2,670	3,185
Other expense	4,148	4,263	4,568	4,379	4,976	17,358	16,005

Total noninterest expense	16,190	17,171	16,909	17,079	17,468	67,349	65,324

Income before taxes	6,002	5,137	4,561	3,338	677	19,038	11,343
Applicable income taxes	1,093	990	831	368	(845)	3,282	563

Net income	$4,909	$4,147	$3,730	$2,970	$1,522	$15,756	$10,780

Per Common Share Data:
Book value per share	$15.99	$16.29	$16.25	$16.17	$16.27	$15.99	$16.27
Net income per share:
Basic	$0.30	$0.25	$0.23	$0.18	$0.09	$0.95	$0.75
Diluted	$0.30	$0.25	$0.23	$0.18	$0.09	$0.95	$0.75
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.80	$0.80
Weighted average shares outstanding	16,645,115	16,621,291	16,589,657	16,535,461	16,464,824	16,598,284	14,347,104
Period end shares outstanding	16,648,303	16,626,900	16,590,710	16,561,807	16,465,083	16,648,303	16,465,083

Univest Corporation of Pennsylvania
Consolidated Selected Financial Data
December 31, 2010

	For the three months ended,					For the twelve months ended,
	12/31/10	09/30/10	06/30/10	03/31/10	12/31/09	12/31/10	12/31/09

Profitability Ratios (annualized)
Return on average assets	0.92%	0.78%	0.72%	0.59%	0.29%	0.75%	0.52%
Return on average shareholders’ equity	7.16%	6.07%	5.54%	4.48%	2.26%	5.82%	4.68%
Net interest margin (FTE)	4.18%	4.15%	4.11%	3.99%	3.69%	4.11%	3.79%
Efficiency ratio (1)	54.20%	58.88%	61.32%	64.33%	65.35%	59.52%	63.88%

Capitalization Ratios
Dividends paid to net income	67.85%	80.15%	88.95%	111.55%	216.43%	84.31%	109.33%
Shareholders’ equity to assets (Period End)	12.48%	12.81%	12.90%	12.97%	12.84%	12.48%	12.84%
Tangible common equity to tangible assets	10.08%	10.46%	10.51%	10.55%	10.44%	10.08%	10.44%

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	11.54%	11.51%	11.57%	11.82%	11.46%	11.54%	11.46%
Tier 1 risk-based capital ratio	14.17%	14.14%	14.25%	14.44%	14.41%	14.17%	14.41%
Total risk-based capital ratio	15.47%	15.45%	15.58%	15.78%	15.76%	15.47%	15.76%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Three Months Ended December 31,
	2010			2009
	Average	Income/	Average	Average	Income/	Average
Tax Equivalent Basis	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$24,975	$22	0.35%	$11,706	$8	0.27%
U.S. Government obligations	176,910	829	1.86	126,261	864	2.71
Obligations of state and political subdivisions	109,902	1,718	6.20	107,722	1,684	6.20
Other debt and equity securities	162,219	1,576	3.85	220,114	2,400	4.33

Total interest-earning deposits and investments	474,006	4,145	3.47	465,803	4,956	4.22

Commercial, financial, and agricultural loans	427,828	5,330	4.94	414,338	4,817	4.61
Real estate—commercial and construction loans	552,262	7,648	5.49	527,559	7,260	5.46
Real estate—residential loans	252,836	2,681	4.21	273,366	3,087	4.48
Loans to individuals	43,261	644	5.91	47,470	820	6.85
Municipal loans and leases	117,028	1,758	5.96	93,669	1,362	5.77
Lease financings	68,551	1,555	9.00	82,478	1,828	8.79

Gross loans and leases	1,461,766	19,616	5.32	1,438,880	19,174	5.29

Total interest-earning assets	1,935,772	23,761	4.87	1,904,683	24,130	5.03

Cash and due from banks	34,326			39,521
Reserve for loan and lease losses	(29,413)			(23,663)
Premises and equipment, net	34,932			33,643
Other assets	149,495			142,761

Total assets	$2,125,112			$2,096,945

Liabilities:
Interest-bearing checking deposits	$181,357	$62	0.14	$166,778	$58	0.14
Money market savings	336,161	228	0.27	282,040	337	0.47
Regular savings	466,162	535	0.46	382,980	744	0.77
Time deposits	428,720	2,061	1.91	486,326	3,768	3.07

Total time and interest-bearing deposits	1,412,400	2,886	0.81	1,318,124	4,907	1.48

Securities sold under agreements to repurchase	96,143	72	0.30	101,140	129	0.51
Other short-term borrowings	5,698	62	4.32	98,803	1,068	4.29
Long-term debt	5,000	48	3.81	10,640	(14)	(0.52)
Subordinated notes and capital securities	24,365	312	5.08	25,865	320	4.91

Total borrowings	131,206	494	1.49	236,448	1,503	2.52

Total interest-bearing liabilities	1,543,606	3,380	0.87	1,554,572	6,410	1.64

Demand deposits, non-interest bearing	277,301			235,184
Accrued expenses and other liabilities	32,260			39,545

Total liabilities	1,853,167			1,829,301

Shareholders’ Equity
Common stock	91,332			91,332
Additional paid-in capital	61,420			61,426
Retained earnings and other equity	119,193			114,886

Total shareholders’ equity	271,945			267,644

Total liabilities and shareholders’ equity	$2,125,112			$2,096,945

Net interest income		$20,381			$17,720

Net interest spread			4.00			3.39
Effect of net interest-free funding sources			0.18			0.30

Net interest margin			4.18%			3.69%

Ratio of average interest-earning assets to average interest-bearing liabilities	125.41%			122.52%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the three months ended December 31, 2010 and 2009 have been calculated using the Corporation’s federal applicable rate of 35.0% and 34.5%, respectively.

Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Twelve Months Ended December 31,
	2010			2009
	Average	Income/	Average	Average	Income/	Average
Tax Equivalent Basis	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$24,790	$72	0.29%	$5,645	$16	0.28%
U.S. Government obligations	151,725	3,160	2.08	110,781	3,608	3.26
Obligations of state and political subdivisions	108,694	7,006	6.45	104,481	6,890	6.59
Other debt and equity securities	172,763	7,217	4.18	218,660	10,406	4.76
Federal funds sold	—	—	—	58	—	—

Total interest-earning deposits, investments and federal funds sold	457,972	17,455	3.81	439,625	20,920	4.76

Commercial, financial, and agricultural loans	422,401	20,315	4.81	410,729	18,838	4.59
Real estate—commercial and construction loans	534,573	30,834	5.77	521,029	30,549	5.86
Real estate—residential loans	256,427	11,124	4.34	291,229	13,520	4.64
Loans to individuals	45,287	2,698	5.96	49,930	3,440	6.89
Municipal loans and leases	107,524	6,409	5.96	90,065	5,444	6.04
Lease financings	75,873	6,690	8.82	90,192	7,655	8.49

Gross loans and leases	1,442,085	78,070	5.41	1,453,174	79,446	5.47

Total interest-earning assets	1,900,057	95,525	5.03	1,892,799	100,366	5.30

Cash and due from banks	35,612			33,514
Reserve for loan and lease losses	(28,688)			(18,200)
Premises and equipment, net	34,914			33,170
Other assets	151,527			142,164

Total assets	$2,093,422			$2,083,447

Liabilities:
Interest-bearing checking deposits	$178,679	$242	0.14	$162,615	$257	0.16
Money market savings	303,012	1,060	0.35	305,113	1,724	0.57
Regular savings	445,721	2,555	0.57	353,748	2,955	0.84
Time deposits	432,919	10,054	2.32	508,337	17,371	3.42

Total time and interest-bearing deposits	1,360,331	13,911	1.02	1,329,813	22,307	1.68

Securities sold under agreements to repurchase	97,667	390	0.40	91,390	544	0.60
Other short-term borrowings	42,109	1,726	4.10	92,209	2,937	3.19
Long-term debt	5,363	190	3.54	48,979	1,640	3.35
Subordinated notes and capital securities	24,927	1,252	5.02	26,427	1,295	4.90

Total borrowings	170,066	3,558	2.09	259,005	6,416	2.48

Total interest-bearing liabilities	1,530,397	17,469	1.14	1,588,818	28,723	1.81

Demand deposits, non-interest bearing	259,303			224,417
Accrued expenses and other liabilities	33,232			39,817

Total liabilities	1,822,932			1,853,052

Shareholders’ Equity
Common stock	91,332			80,969
Additional paid-in capital	61,420			37,844
Retained earnings and other equity	117,738			111,582

Total shareholders’ equity	270,490			230,395

Total liabilities and shareholders’ equity	$2,093,422			$2,083,447

Net interest income		$78,056			$71,643

Net interest spread			3.89			3.49
Effect of net interest-free funding sources			0.22			0.30

Net interest margin			4.11%			3.79%

Ratio of average interest-earning assets to average interest-bearing liabilities	124.15%			119.13%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.

Nonaccrual loans and leases have been included in the average loan and lease balances.

Loans held for sale have been included in the average loan balances.

Tax-equivalent amounts for the twelve months ended December 31, 2010 and 2009 have been calculated using the Corporation’s federal applicable rate of 35.0% and 34.5%, respectively.